Exhibit 10.5

SEMPRA ENERGY
<YEAR> LONG TERM INCENTIVE PLAN
YEAR <YEAR> RESTRICTED STOCK UNIT AWARD

You have been granted a restricted stock unit award representing the right to receive the number of shares of Sempra Energy Common Stock set forth below, subject to the vesting conditions set forth below. The restricted stock units, and dividend equivalents with respect to the restricted stock units, under your award may not be sold or assigned. They will be subject to forfeiture unless and until they vest in accordance with the terms and conditions of the award. Shares of Common Stock will be distributed to you after the completion of the service periods ending in <MONTH> <YEAR>, <YEAR> and <YEAR>, if the restricted stock units vest under the terms and conditions of your award.

The terms and conditions of your award are set forth in the attached Year <YEAR> Restricted Stock Unit Award Agreement (the “Award Agreement”) and in the Sempra Energy <YEAR> Long Term Incentive Plan (the “Plan”), which has been provided to you. The summary below highlights selected terms and conditions but it is not complete and you should carefully read the attachments to fully understand the terms and conditions of your award.

SUMMARY

Date of Award:	<DATE>, <YEAR>
Name of Recipient:	NAME
Recipient’s Employee Number:	EE ID
Number of Restricted Stock Units (prior to any dividend equivalents):	# RSU

Restricted Stock Units:

Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award. Your restricted stock units are not shares of Common Stock.

Vesting/Forfeiture of Restricted Stock Units:

If not previously forfeited, your restricted stock units will vest in equal annual installments of one–third of the original number of units covered by this award (together with related dividend equivalents) on each of the <”first New York Stock Exchange trading days of <YEAR>, <YEAR> and <YEAR>” [for awards granted on the first New York Stock Exchange trading day of the year] or “the first three anniversaries of the award date” [for awards not granted on the first New York Stock Exchange trading day of the year]>, subject to your continued employment by Sempra Energy or its Subsidiaries through the applicable Vesting Date. Subject to certain exceptions set forth in the Award Agreement, if your employment terminates prior to the applicable Vesting Date, your restricted stock units will be forfeited effective immediately following such termination.

Transfer Restrictions:
Your restricted stock units may not be sold or otherwise transferred and will remain subject to forfeiture conditions until they vest.

Termination of Employment:

Subject to certain exceptions set forth in the Award Agreement, your restricted stock units will be forfeited if your employment terminates before such units vest effective immediately following such termination.

Dividend Equivalents:

You also have been awarded dividend equivalents with respect to your restricted stock units. Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award. Your dividend equivalents will be determined based on the dividends that you would have received had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock). The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan. Your dividend equivalents will be subject to the same transfer restrictions and forfeiture and vesting conditions as the shares represented by your restricted stock units.

Distribution of Shares:
Shares of Common Stock will be distributed to you to the extent your restricted stock units (and accompanying dividend equivalents) vest. Except as provided otherwise in the Award Agreement, the shares will be distributed to you after the completion of the applicable service period. The shares of Common Stock will include the additional shares to be distributed pursuant to your vested dividend equivalents.

Taxes:
Upon distribution of shares of Common Stock to you, you will be subject to income taxes on the value of the distributed shares at the time of distribution and must pay applicable withholding taxes.

By your acceptance of this award, you agree to all of the terms and conditions set forth in this Cover Page/Summary, the Award Agreement and the Plan. You will be deemed to have accepted this award unless you affirmatively reject the award in accordance with the procedures described herein or unless you fail to execute the Arbitration Agreement, if any, provided to you in connection with this award.

Sempra Energy:
Title:

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SEMPRA ENERGY
<YEAR> LONG TERM INCENTIVE PLAN

Year <YEAR> Restricted Stock Unit Award Agreement

Award:
You have been granted a restricted stock unit award under Sempra Energy’s <YEAR> Long Term Incentive Plan (the “Plan”). The award consists of the number of restricted stock units set forth on the Cover Page/Summary to this Award Agreement, and dividend equivalents with respect to the restricted stock units (described below). Capitalized terms used in this Award Agreement and not defined shall have the meaning set forth in the Plan.

Your restricted stock units represent the right to receive shares of Common Stock in the future, subject to the terms and conditions of your award. Your restricted stock units are not shares of Common Stock.

Each restricted stock unit represents the right to receive one share of Common Stock upon the vesting of the unit.

Unless and until they vest, your restricted stock units and any dividend equivalents will be subject to transfer restrictions and forfeiture and vesting conditions.
Subject to certain exceptions set forth herein, your restricted stock units (and dividend equivalents) will be forfeited effective immediately following such termination if your employment terminates before they vest; provided, however, that the Compensation Committee, in its sole discretion, may determine to vest you in all or a portion of such restricted stock units (subject to Code Section 409A requirements and the terms of the Plan).
See “Vesting/Forfeiture,” “Transfer Restrictions,” and “Termination of Employment” below.

Vesting/Forfeiture:
Subject to the provisions below relating to the treatment of your restricted stock units in connection with a Change in Control, your restricted stock units (and dividend equivalents) will vest in equal annual installments of one–third of the original number of units covered by this award (together with related dividend equivalents) on each of the <”first New York Stock Exchange trading days of <YEAR>, <YEAR> and <YEAR>” [for awards granted on the first New York Stock Exchange trading day of the year] or “the first three anniversaries of the award date” [for awards not granted on the first New York Stock Exchange trading day of the year]>, subject to your continued employment by Sempra Energy or its Subsidiaries through the applicable vesting date and the terms of this Award Agreement.
Certificates for the shares will transferred to your brokerage account unless you specifically instruct otherwise. When the shares of Common Stock are issued to you, your restricted stock units (vested and unvested) and your dividend equivalents will terminate.

Transfer Restrictions:	You may not sell or otherwise transfer or assign your restricted stock units (or your dividend equivalents).

Dividend Equivalents:
You also have been awarded dividend equivalents with respect to your restricted stock units. Your dividend equivalents represent the right to receive additional shares of Common Stock in the future, subject to the terms and conditions of your award. Your dividend equivalents will be determined based on the dividends that you would have received had you held shares of Common Stock equal to the vested number of your restricted stock units from the date of your award to the date of the distribution of shares of Common Stock following the vesting of your restricted stock units, and assuming that the dividends were reinvested in Common Stock (and any dividends on such shares were reinvested in Common Stock). The dividends will be deemed reinvested in Common Stock in the same manner as dividends reinvested pursuant to the terms of the Sempra Dividend Reinvestment Plan.
Your dividend equivalents will be subject to the same transfer restrictions and forfeiture and vesting conditions as your restricted stock units. They will vest when and to the extent that your restricted stock units vest.
Also, your restricted stock units (and dividend equivalents), including the terms and conditions thereof, will be adjusted to prevent dilution or enlargement of your rights in the event of a stock dividend on shares of Common Stock or as the result of a stock-split, recapitalization, reorganization or other similar transaction in accordance with the terms and conditions of the Plan. Any additional restricted stock units (and dividend equivalents) awarded to you as a result of such an adjustment also will be subject to the same transfer restrictions, forfeiture and vesting conditions and other terms and conditions that are applicable to your restricted stock units (and dividend equivalents).

No Shareholder Rights:
Your restricted stock units (and dividend equivalents) are not shares of Common Stock. You will have no rights as a shareholder unless and until shares of Common Stock are issued to you following the vesting of your restricted stock units (and dividend equivalents) as provided in this Award Agreement and the Plan.

Distribution of Shares:
Following the vesting of your restricted stock units, you will receive the number of shares of Common Stock equal to the number of your restricted stock units that have vested. However, in no event will you receive under this award, and other awards granted to you under the Plan in the same fiscal year of Sempra Energy, more than the maximum number of shares of Common Stock permitted under the Plan. Also, you will receive the number of shares of Common Stock equal to your vested dividend equivalents.
You will receive the shares as soon as reasonably practicable following each vesting date (and in no event later than March 15 of the year following the applicable vesting date). Once you receive the shares of Common Stock, your restricted stock units (and dividend equivalents) will terminate.

Termination of Employment:
Termination:
If your employment with Sempra Energy and its Subsidiaries terminates for any reason other than by reason of your death prior to the vesting of your restricted stock units (and dividend equivalents), all of your restricted stock units (and dividend equivalents) will be forfeited effective immediately following such termination; provided, however, that the Compensation Committee in its sole discretion may determine to vest you in all or a portion of such restricted stock units (subject to Code Section 409A requirements and the terms of the Plan). If your employment terminates by reason of your death prior to the vesting of your restricted stock units (and dividend equivalents), all of your restricted stock units (and dividend equivalents) will vest upon your death.

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Termination for Cause:
If your employment with Sempra Energy and its Subsidiaries terminates for cause, or your employment would have been subject to termination for cause, prior to the vesting of your restricted stock units (and dividend equivalents), all of your restricted stock units (and dividend equivalents) will be forfeited effective immediately following such termination.
Prior to the consummation of a Change in Control, a termination for cause is (i) the willful failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), (ii) the grossly negligent performance of such obligations referenced in clause (i) of this definition, (iii) your gross insubordination; and/or (iv) your commission of one or more acts of moral turpitude that constitute a violation of applicable law (including but not limited to a felony) which have or result in an adverse effect on the Company, monetarily or otherwise, or one or more significant acts of dishonesty. For purposes of clause (i), no act, or failure to act, on your part shall be deemed “willful” unless done, or omitted to be done, by you not in good faith and without reasonable belief that your act, or failure to act, was in the best interests of the Company. If your restricted stock units remain outstanding following a Change in Control pursuant to a Replacement Award, a termination for cause following such Change in Control shall be determined in accordance with the provisions of the Plan that define “Cause”, including reasonable notice and, if possible, a reasonable opportunity to cure as provided therein.

Taxes:
Withholding Taxes:
When you become subject to withholding taxes upon distribution of the shares of Common Stock or otherwise, Sempra Energy or its Subsidiary is required to withhold taxes. Unless you instruct otherwise and pay or make arrangements satisfactory to Sempra Energy to pay these taxes, upon the distribution of your shares, Sempra Energy will withhold a sufficient number of shares of common stock that you would otherwise be entitled to receive to cover the minimum required withholding taxes and transfer to you only the remaining balance of your shares. In the event that, following a Change in Control, your restricted stock units become eligible for a distribution upon your Retirement by reason of your combined age and service, your restricted stock units may become subject to employment tax withholding prior to the distribution of shares with respect to such units.

Code Section 409A: Recoupment (“Clawback”) Policy:
Your restricted stock units are subject to provisions of the Plan which set forth terms to comply with Code Section 409A.
The Company shall require the forfeiture, recovery or reimbursement of awards or compensation under the Plan and this award as (i) required by applicable law, or (ii) required under any policy implemented or maintained by the Company pursuant to any applicable rules or requirements of a national securities exchange or national securities association on which any securities of the Company are listed. The Company reserves the right to recoup compensation paid if it determines that the results on which the compensation was paid were not actually achieved.
The Compensation Committee may, in its sole discretion, require the recovery or reimbursement of long-term incentive compensation awards from any employee whose fraudulent or intentional misconduct materially affects the operations or financial results of the Company or its Subsidiaries.

Retention Rights:
Neither your restricted stock unit award nor this Award Agreement gives you any right to be retained by Sempra Energy or any of its Subsidiaries in any capacity and your employer reserves the right to terminate your employment at any time, with or without cause. The value of your award will not be included as compensation or earnings for purposes of any other benefit plan offered by Sempra Energy or any of its Subsidiaries.

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Change in Control:
In the event of a Change in Control, the following terms shall apply:
▪    If (i) you have achieved age 55 and have completed at least five years of continuous service with Sempra Energy and its Subsidiaries as of the date of a Change in Control and your restricted stock units have not been forfeited prior to the Change in Control, (ii) your outstanding restricted stock units as of the date of a Change in Control are not subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A and/or (iii) your outstanding restricted stock units are not assumed or substituted with one or more Replacement Awards (as defined in the Plan), then in each case your outstanding restricted stock units and any associated dividend equivalents will vest immediately prior to the Change in Control. If the foregoing terms apply, immediately prior to the date of the Change in Control you will receive a number of shares of Common Stock equal to the number of your restricted stock units and dividend equivalents that have vested.
▪    If your outstanding restricted stock awards are assumed or substituted with one or more Replacement Awards, then, except as provided otherwise in an individual severance agreement or employment agreement to which you are a party, the terms set forth in the Plan shall apply with respect to such Replacement Award following the Change in Control. If the foregoing terms apply and the Replacement Award vests upon your separation from service or death, on such date, you will receive a number of shares or other property in settlement of the Replacement Awards.

Further Actions:
You agree to take all actions and execute all documents appropriate to carry out the provisions of this Award Agreement.
You shall be deemed to have accepted this award unless you affirmatively reject it in writing addressed to the Corporate Secretary of the Company no later than March 31, <YEAR>; provided, however, that you shall not be deemed to have accepted this award if you fail to execute the Arbitration Agreement, if any, provided to you in connection with this award.
You also appoint as your attorney-in-fact each individual who at the time of so acting is the Secretary or an Assistant Secretary of Sempra Energy with full authority to effect any transfer of any shares of Common Stock distributable to you, including any transfer to pay withholding taxes, that is authorized by this Award Agreement.

Applicable Law:	This Award Agreement will be interpreted and enforced under the laws of the State of California.
Disputes:
Any and all disputes between you and the Company relating to or arising out of the Plan or your restricted stock unit award shall be subject to the Arbitration Agreement, if any, provided with this Award Agreement, including, but not limited to, any disputes referenced in the applicable provisions of the Plan.

Other Agreements:
In the event of any conflict between the terms of this Award Agreement and any written employment, severance or other employment-related agreement between you and Sempra Energy, the terms of this Award Agreement, or the terms of such other agreement, whichever are more favorable to you, shall prevail, provided that in each case a conflict shall be resolved in a manner consistent with the intent that your restricted stock units comply with Code Section 409A. In the event of a conflict between the terms of this Award Agreement and the Plan, the Plan document shall prevail.

By your acceptance of this award, you agree to all of the terms and conditions set forth in the Cover Page/Summary, this Award Agreement and the Plan. You will be deemed to have accepted this award unless you affirmatively reject the award in accordance with the procedures described herein or unless you fail to execute the Arbitration Agreement, if any, provided to you in connection with this award.

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